UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Pacific Biosciences of California, Inc.

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PacBio

Stockholder Engagement

May 2026 | PacBio Management

Forward-looking statements

All statements in this presentation (and any accompanying oral presentation) that are not historical of fact are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995, including statements relating to statements regarding HiFi sequencing, including the anticipated market opportunity; new and continued reception of PacBio's products and their expansion into new or existing markets; statements regarding PacBio's 2026 annual meeting of stockholders and proposals and equity plans; statements regarding PacBio's board composition and corporate governance practices; statements regarding our executive compensation; and the availability, uses, accuracy, coverage, advantages, quality or performance of, or benefits or expected benefits of using, PacBio products or technologies. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. Unless otherwise indicated the forward-looking statements herein speak only as of the date hereof. All forward-looking statements speak only as of the date of this presentation and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements, including, among others, challenges inherent in developing, manufacturing, launching, marketing and selling new products, and achieving anticipated new sales; potential cancellation of existing instrument orders; assumptions, risks and uncertainties related to the ability to attract new customers and retain and grow sales from existing customers; risks related to PacBio's ability to successfully execute and realize the benefits of acquisitions; the impact of new, increased or enhanced tariffs and export restrictions; rapidly changing technologies and extensive competition in genomic sequencing; unanticipated increases in costs or expenses; high costs of computer memory components; interruptions or delays in the supply of components or materials for, or manufacturing of, PacBio products and products under development; potential product performance and quality issues and potential delays in development timelines; the possible loss of key employees, customers, or suppliers; customers and prospective customers curtailing or suspending activities using PacBio's products; third-party claims alleging infringement of patents and proprietary rights or seeking to invalidate PacBio's patents or proprietary rights; risks associated with international operations; and other risks associated with general macroeconomic conditions and global economic or political instability, including war and other international conflicts, such as the conflicts in the Middle East, and the outcome of stockholder votes at PacBio's2026 annual meeting of stockholders. Readers are strongly encouraged to read the full cautionary statements contained in PacBio's filings with the Securities and Exchange Commission, including the risks set forth in PacBio's Forms 8-K, 10-K, and 10-Q. PacBio disclaims any obligation to update or revise any forward-looking statements, except as required by law.

Market data and trademarks

This presentation contains estimates, projections and other information concerning market, industry and other data. We obtained this data from our own internal estimates and research and from academic and industry research, publications, surveys, and studies conducted by third parties. These data involve a number of assumptions and limitations, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed in our filings with the Securities and Exchange Commission. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. While we believe such information is generally reliable, we have not independently verified any third-party information. This presentation contains references to PacBio's and other entities' trademarks. Such trademarks are the property of their respective owner. PacBio does not intend its use or the display of other companies' trade names or trademarks to imply a relationship or endorsement of PacBio by any other entity.

Our mission

Enabling the promise of genomics to better human health

PacBio provides **highly accurate and complete HiFi long-read sequencing technology**


PacBio
PacBio

Instruments | Software/Informatics | Consumables

HiFi is uniquely positioned to unlock the full genome and train future AI models

- Long reads up to 25 kb in length
- Highly accurate
- Comprehensive coverage
- Direct single-molecule sequencing
- Methylation detection with no special prep

Launched two long-read sequencers in past four years to enable both high and low throughput platforms for HiFi-based sequencing

Vega is a revolutionary, benchtop sequencer designed to make accurate long-read sequencing accessible to any lab.


PacBio

- *Accessible at $169K instrument list price; up to 60 Gb output per run, with up to 90 Gb output per run planned for the second half of 2026[1]*
- *Multiple run time and read length settings, including rapid 2- and 4-hour runs[1]*
- *Designed to address market need of 1,000s of existing benchtop sequencing customers*

Launched in Q4 2024

Revio is PacBio's flagship HiFi system offering our highest throughput and lowest cost per genome solution.


PacBio

- *Less than $300 per human genome possible with new SPRQ-Nx chemistry at scale[2]*
- *Up to ~2,500 human genomes/year*
- *346 total system shipments to approximately 250 customers*

Launched in Q1 2023

1. 90 Gb output and rapid run times are planned for broad release in 2026H2; current specification is up to 60 Gb.
2. Volume pricing per 20x human genome at scale; list price approximately $345 per genome when running two genomes per SMRT Cell at scale using SPRQ-Nx 24-pack.

Interest in HiFi sequencing demonstrates potential market opportunity ahead

A growing installed base of 346 cumulative Revio shipments and 174 cumulative Vega shipments…



225
247
270
7
282
35
297
73
310
105
331
147
346
174
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026
Vega
Revio

…has enabled strong consumables growth…



$31M
$52M
$60M
$63M
$70M
$82M
2020
2021
2022
2023
2024
2025

…and industry-leading comprehensive datasets growing at one of the fastest known rates in life sciences.



Cumulative customer gigabase yield
>60% y/y growth
200,000,000
180,000,000
160,000,000
140,000,000
120,000,000
100,000,000
80,000,000
60,000,000
40,000,000
20,000,000
-
Q1
Q2
Q3
Q4
2023
2024
2025

PacBio

2026 Annual Meeting of Stockholders

Proposal	Board Recommendation
Elect each of the six directors to serve for a one-year term (Note: PacBio is moving toward annual election of all directors)	✓ FOR
Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the FY ending December 31, 2026	✓ FOR
Non-binding, advisory vote on approval of executive compensation	✓ FOR
Amendment of our 2020 Equity Incentive Plan to increase the number of shares reserved thereunder by 16 million	✓ FOR

Director nominees have breadth of experience in healthcare and executive leadership

Director Nominees for 2026 Annual Meeting



William Ericson
Founding Partner at Wildcat Venture Partners and Managing Partner at Mohr Davidow Ventures

A seasoned venture capitalist with deep expertise in early-stage life sciences investing, company building, and board governance across genomics and diagnostics.



Christian Henry
President & Chief Executive Officer

A seasoned genomics executive and former Illumina commercial and finance leader, Christian Henry has served as PacBio's CEO since 2020, bringing over two decades of experience in life sciences business growth and corporate strategy.



Kathy Ordoñez
Former CEO of Roche Molecular Systems, Celera Corporation and Raindance Technologies

A pioneering diagnostics executive with over 30 years of leadership in molecular testing and genomics, including CEO roles at Celera, Roche Molecular Systems, and RainDance.



John Milligan, Ph.D.
Chairman of the Board

Former CEO of Gilead Sciences and current board chair of 4D Molecular Therapeutics, John Milligan offers deep biopharma operational and financial leadership with decades of executive experience.



Chris Smith
President & CEO of Laborie Medical Technologies, Former CEO of NeoGenomics Laboratories and Ortho Clinical Diagnostics

A global healthcare executive with a strong track record of scaling diagnostics and medtech businesses through commercial expansion, IPOs, and strategic M&A.



Chris Gibson, Ph.D.
Co-Founder & Chairman of Recursion

A leader at the intersection of AI and biology, Chris Gibson founded Recursion, a clinical-stage biotechnology company that has developed one of the industry's most advanced AI-driven drug discovery platforms.

Term Expires in 2027



Randy Livingston
Former CFO of Stanford University

Former CFO at Stanford University and numerous tech companies, Randy Livingston contributes extensive experience in financial strategy, nonprofit leadership, and public company governance



Hannah Valentine, M.D.
Professor of Medicine at Stanford University

A leader in cardiovascular medicine and scientific workforce diversity, Hannah Valantine combines NIH and Stanford leadership with innovation in transplant diagnostics and equity in biomedical science



Marshall Mohr
Former EVP and CFO of Intuitive Surgical

Former EVP and CFO of Intuitive Surgical, audit committee veteran, Marshall Mohr brings a strong track record in finance, audit, and public company oversight across healthcare and technology

FY25 executive compensation program effectively aligns pay with performance

Consists primarily of base salary, incentive cash bonuses, equity awards, broad-based benefits program

Element	Vehicle	Performance Element
Base Salary	Cash	N/A
Short-term incentive	Cash bonus	**Financial goals**: ending cash, total revenue, non-GAAP gross margin **Technology Adoption**: samples, clinical assay launches, HiFi usage, Vega units **Innovation/Execution**: product dev milestones, on-time fulfillment, chip reuse workflow **Culture**: customer NPS, employee engagement, voluntary turnover
Long-term incentive	Time-based stock options and time-based restricted stock units	Ratable vesting over 2-4 years, subject to continued service

2025 CEO Target Pay Mix[1]



Long-term incentive, 65%
Short-term incentive, 17%
Base Salary, 17%

2025 Other NEO Target Pay Mix (avg.)[1]



Long-term incentive, 72%
Short-term incentive, 10%
Base Salary, 19%

Executive Compensation Highlights

- Short-term and long-term incentives designed to reward achievement of specific strategic and financial goals that we believe will advance our business strategy and create long-term value for our stockholders.
- These are the same compensation elements that are used on a broad basis across the Company for alignment within our culture and for competitiveness with industry practices.
- Incentive outcomes reflect performance: 2025 annual bonuses were funded below target and previously granted performance stock units tied to 2025 revenue did not vest when threshold goals were not achieved.
- A meaningful portion of executive compensation is delivered in equity awards with multi-year vesting schedules, supporting retention and alignment with long-term stockholder interests.
- New equity award determinations based in part upon market analysis performed by an independent compensation consultant and on our business priorities.

[1]Short-term incentive reflects target bonus amounts and long-term incentive reflects grant date fair value of equity awards granted during the applicable year

Equity awards are critical to attracting, retaining and incentivizing the top talent required to execute on our continued transformation

Seeking approval for **16 million additional shares** under our 2020 Equity Incentive Plan; ~25.7 million shares available as of 3/31/2026.

We operate in a highly competitive industry and geographies for our talent. Our philosophy is to maintain a culture where contributions to the company and enhancing stockholder value have the potential to be matched with appropriate financial returns.

Our equity program is broad-based and substantially **all employees at all levels are eligible to receive an equity grant.** Over 70%[1] of shares granted are to non NEOs – which is consistent with the peer average and median.

Our compensation committee thoughtfully manages our equity incentive plan to balance stockholder dilution and attracting, retaining and incentivizing employees. Our average burn rate for the past three years was ~4.9%.[2]

[1]Based on 3-year average.
[2]Burn rate calculated by dividing the number of shares subject to stock options granted, restricted stock units ("RSUs") granted, and performance-based restricted stock units ("PSUs") that vested (of which there were none during this time period), divided by the weighted average number of shares outstanding during the year. These rates exclude, for purposes of the numerator, awards assumed by us in connection with an acquisition transaction during the applicable year.

Our compensation committee considers the outcome of our “Say-on-Pay” votes and feedback received from stockholders when making compensation decisions

- **We considered the results.** After our June 2025 Annual Meeting of Stockholders, our Compensation Committee reviewed the results of the “Say-on-Pay” vote and recognized the need for enhanced engagement efforts with our stockholders to better understand their perspective.

- **We engaged with our stockholders.** We reached out to stockholders representing approximately 50% of our outstanding shares and engaged with holders representing approximately 28% of our outstanding shares.

- **We were responsive.**
  - We received feedback requesting **more detailed disclosure** regarding our compensation practices and incentive metrics. We have included enhanced disclosure in our 2026 proxy statement.
  - During these meetings, we highlighted our decision to **reintroduce stock options** into our long-term incentive program in 2025, as we consider options to be inherently performance-based. One of our largest institutional investors expressed a preference for options. We continued to grant options as part of our 2026 executive compensation program.

Our 2025 annual equity award mix was intended to retain and incentivize our key talent to achieve our revenue and other key goals

Equity Vehicles. In March 2025, after considering input from our independent compensation consultant, we granted an annual equity award to our CEO in the form of a **restricted stock unit (“RSU”) award and an option award**.

Value. The **aggregate grant date fair value** of our CEO’s annual equity award in 2025 ($2.8M) was substantially less than the grant date fair value of our CEO’s 2024 annual equity award ($8.2M).
Number of Shares. Our CEO’s 2025 annual equity award covered **more shares** as compared to 2024, in part due to our decision to reintroduce options, which must appreciate in order to have any value. As a result, we view options as inherently performance-based awards.

Vesting Schedule. Due to **share reserve limitations** in particular, we determined it appropriate to grant RSU and option awards to our CEO with a two-year vesting period.

Equity Plans – Historical burn rate[1] between 50th and 75th percentile of peer group; overhang including 16 million shares is ~26%


7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
4.9%[1]
6.2%
5.1%
Peer 75th 3
3.8%
Peer 50th 3
PacBio 3-yr Avg. Burn Rate
ISS Threshold 2


Outstanding options, RSUs, and shares as of 3/31/2026 (millions of shares)
Shares requested
Shares available
Outstanding RSUs
Outstanding Options4
81.2
(26.2% overhang)
16.0
25.7
19.2
20.3
310.5
Equity Plans
Shares outstanding

[1] Burn rate calculated by dividing the number of shares subject to stock options granted, restricted stock units ("RSUs") granted, and performance-based restricted stock units ("PSUs") that vested (of which there were none during this time period), divided by the weighted average number of shares outstanding during the year. These rates exclude, for purposes of the numerator, awards assumed by us in connection with an acquisition transaction during the applicable year.
[2] Based on GICS 3520 (Pharmaceuticals, Biotechnology & Life Sciences) peers based on AON research as of May 2026.
[3] ISS 3-Year benchmark cap for Pharmaceuticals, Biotechnology & Life Sciences companies listed on the Russell 3000 based on AON research as of May 2026.
[4] Approximately 29% of outstanding options would be underwater based on a $4 per share stock price; 36% would be underwater based on a $2 share price; 64% would be underwater based on a $1.50 share price.

PacBio

www.pacb.com